UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On October 12, 2021, Vistra Corp., a Delaware corporation (the “Company” or the “Issuer”), entered into a purchase agreement (the “Purchase Agreement”) by and between the Company and Goldman Sachs & Co. LLC, as the initial purchaser (the “Initial Purchaser”). The Purchase Agreement provides for the offer and sale (the “Offering”) by the Company, and the purchase by the Initial Purchaser, of 1,000,000 shares of the Company’s 8.0% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”).

The Offering closed on October 15, 2021. The sale of the shares of Series A Preferred Stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the shares of Series A Preferred Stock were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company and the Initial Purchaser, including indemnification for certain liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the parties thereunder.

The Company intends to use the net proceeds from the Offering, after deducting the Initial Purchaser’s discount and estimated Offering expenses, to repurchase outstanding shares of its common stock. Pending the execution of share repurchases, the Company intends to invest the proceeds from the Offering in cash or cash equivalents and/or invest in short- and long-term marketable securities.

The shares of Series A Preferred Stock were issued pursuant to a certificate of designation (the “Certificate of Designation”) filed with the Secretary of State of the State of Delaware on October 14, 2021. The Certificate of Designation classified a total of 1,000,000 shares of the Company’s authorized shares of preferred stock as Series A Preferred Stock.

As set forth in the Certificate of Designation, the Series A Preferred Stock will rank, with respect to anticipated semi-annual dividends and distributions upon the liquidation, winding-up or dissolution of the Company: (i) senior to any equity security, including the Company’s common stock, other than any equity security referred to in (ii) or (iii); (ii) on a parity with any equity security issued by the Company with terms specifically providing that such equity security ranks on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and/or distributions upon the liquidation, winding-up and dissolution of the Company’s affairs, as applicable; and (iii) junior to any equity security issued by the Company with terms specifically providing that such equity security ranks senior to the Series A Preferred Stock with respect to rights to the payment of dividends and/or distributions upon the liquidation, winding-up and dissolution of the Company’s affairs, as applicable. The annual dividend rate on each share of Series A Preferred Stock is 8.0% from October 15, 2021 to, but excluding, October 15, 2026 (the “First Reset Date”). On and after the First Reset Date, the dividend rate on each share of Series A Preferred Stock shall equal the five-year U.S. Treasury rate as of the most recent reset dividend determination date (subject to a floor of 1.07%), plus a spread of 6.93% per annum. The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus accumulated but unpaid dividends. Cumulative cash dividends on the Series A Preferred Stock are payable semi-annually, in arrears, on each April 15 and October 15, commencing on April 15, 2022, when, as and if declared by the Company’s Board of Directors.

At any time on or after the First Reset Date, the Company may redeem shares of the Series A Preferred Stock in whole or in part at a redemption price payable in cash of $1,000 per share of Series A Preferred Stock, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the redemption date, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the applicable provisions of the Company’s outstanding indebtedness.

Upon the occurrence of a Rating Event (as defined in the Certificate of Designation), the Company may, at its option, redeem the shares of Series A Preferred Stock in whole, but not in part, within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event at a redemption price payable in cash of $1,020 (102% of the liquidation preference) per share of Series A Preferred Stock, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the redemption date, whether or not declared.

Upon the occurrence of a Change of Control Trigger Event (as defined in the Certificate of Designation) or a Rejected Transaction (as defined in the Certificate of Designation), the Company may, at its option, redeem shares of the Series A Preferred Stock in whole or in part within 120 days after the occurrence of such Change of Control Trigger Event or Rejected Transaction, in each case, at a redemption price payable in cash of $1,030 (103% of the liquidation preference) per share for a Change of Control Trigger Event or Rejected Transaction that occurs before October 15, 2022, $1,020 (102% of the liquidation preference) per share for Change of Control Trigger Event or Rejected Transaction that occurs on or after October 15, 2022 and before October 15, 2023 or $1,010 (101% of the liquidation preference) per share for a Change of Control Trigger Event or Rejected Transaction that occurs on or after October 15, 2023 and before October 15, 2026, plus all accumulated and unpaid dividends to, but not including, the applicable redemption date, whether or not declared. If the Company does not exercise its right to redeem all shares of Series A Preferred Stock within 120 days after the first date on which a Change of Control Trigger Event occurs, the then-applicable dividend rate for the Series A Preferred Stock not so redeemed will be increased by 5.0%.

Holders of shares of the Series A Preferred Stock generally have no voting rights, except for limited voting rights with respect to (i) amendments to the charter of the Company that would have a material adverse effect on the powers or rights of the Series A Preferred Stock, (ii) the creation or issuance of any parity securities if the cumulative dividends on shares of Series A Preferred Stock are in arrears, (iii) the creation or issuance of any senior securities, (iv) the creation or issuance of any additional shares of Series A Preferred Stock or parity securities with an aggregate liquidation preference, together with any such then outstanding securities, of greater than $2.5 billion, (v) any Transaction that results in a Covered Disposition (each as defined in the Certificate of Designation), or (vi) if any dividends on the shares of Series A Preferred Stock in respect of three semi-annual dividend periods (whether or not consecutive) are accumulated and unpaid, the election of two preferred stock directors.

The Series A Preferred Stock is not convertible into or exchangeable for any other securities of the Company.

The foregoing is only a brief description of the material terms of the Purchase Agreement and the Certificate of Designation and does not purport to be a complete description of the rights and obligations thereunder. Such description is qualified in its entirety by reference to the Purchase Agreement and the Certificate of Designation, which are attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and Exhibit 3.1, respectively, and each of which is incorporated by reference into this Item 1.01.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 3.03    Material Modification to Rights of Security Holders.

The information about the Certificate of Designation set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Certificate of Designation set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 5.03.

Item 8.01.    Other Events.

On October 12, 2021, the Company issued a press release announcing the pricing of the Series A Preferred Stock to be issued and sold pursuant to the Offering and the adoption of a new $2 billion share repurchase program (the “Program”). A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Program became effective as of October 12, 2021, upon which any previously approved outstanding share repurchase programs and authorized amounts thereunder were terminated. Shares of the Company’s common stock may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, pursuant to Rule 10b5-1 plans, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the Program will be determined by the Company in its discretion and will depend on a number of factors, including the market price of the Company’s common stock, general market and economic conditions, applicable legal requirements, and compliance with the terms of the Company’s credit and debt agreements and the Certificate of Designation.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale or purchase of securities described herein in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Series A Certificate of Designation filed with the Secretary of State of Delaware on October 14, 2021.

10.1	Purchase Agreement, dated October 12, 2021, by and between the Company and Goldman Sachs & Co. LLC.

99.1	Press Release, dated October 12, 2021.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: October 15, 2021	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer